As filed with the Securities and Exchange Commission on November 26, 2008
                                                  Registration No. __________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               UNISYS CORPORATION
             (Exact name of registrant as specified in its charter)

        Delaware                                       38-0387840
(State of Incorporation)                 (I.R.S. Employer Identification No.)

                                   Unisys Way
                         Blue Bell, Pennsylvania 19424
                                 (215) 986-4011
                    (Address of principal executive offices)

                              UNISYS SAVINGS PLAN
                            (Full title of the Plan)

                             NANCY STRAUS SUNDHEIM
                             Senior Vice President,
                          General Counsel and Secretary
                               Unisys Corporation
                                   Unisys Way
                           Blue Bell, Pennsylvania 19424
                                 (215) 986-4008
                     (Name and address of agent for service)

                        CALCULATION OF REGISTRATION FEE

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):
  Large accelerated filer [x]                   Accelerated filer []

  Non-Accelerated filer []                      Smaller reporting company []
(Do not check if a smaller reporting company)

=================================================================================================

Title of Securities       Amount         Proposed Maximum       Proposed Maximum       Amount of
      to be               to be           Offering Price       Aggregate Offering   Registration
    Registered          Registered (1)     per Share (2)           Price (2)             Fee
-------------------------------------------------------------------------------------------------
Common Stock,           10,000,000         $0.45                    $4,500,000         $176.85
par value $.01            shares
per share
=================================================================================================

(1) No more than 5,000,000 of the shares being registered hereby will be newly issued shares of Unisys Corporation. Such shares will be issued as company matching contributions under the Unisys Savings Plan. The remaining shares represent shares that are currently outstanding and that the company anticipates will be purchased in the open market by the Plan's trustee on behalf of Plan participants who elect to invest in the Unisys Common Stock Fund offered under the Plan.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock on November 20, 2008, as reported on the New York Stock Exchange.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Unisys Savings Plan.

    INCORPORATION OF DOCUMENTS BY REFERENCE TO PRIOR REGISTRATION STATEMENT

     This Registration Statement is filed for the purpose of registering 10,000,000 additional shares of Common Stock, par value $.01 per share, of Unisys Corporation (the "Company") for use in connection with the Unisys Savings Plan (the "Plan"). A Registration Statement on Form S-8
(No. 333-142695) (the "Prior Registration Statement") relating to the Plan is effective. Accordingly, in accordance with General Instruction E to Form S-8, the Company incorporates by reference herein the contents of the Prior Registration Statement.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits

Exhibit No.                                 Description

   5 Opinion of Nancy Straus Sundheim, Esq. as to the legality of the shares of Common Stock covered by the Registration Statement

   23.1 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

   23.2            Consent of counsel (included in opinion filed as Exhibit
                   5)

   24              Power of Attorney (included on the signature page hereof)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Whitpain, Commonwealth of Pennsylvania, on November 26, 2008.

                                   UNISYS CORPORATION

                                   By:  /s/ J. Edward Coleman
                                       -----------------------
                                       J. Edward Coleman
                                       Chairman of the Board and
                                       Chief Executive Officer


                              POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes
J. Edward Coleman, Janet Brutschea Haugen, Nancy Straus Sundheim and Scott A. Battersby, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent in his or her name, place and stead, to execute in the name and on behalf of such person, individually and in each capacity stated below, any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in his or her name and on his or her behalf in his or her respective capacities as officers or directors of Unisys Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 26, 2008.


Signature                                                Title
---------                                                -----

/s/ J. Edward Coleman                        Chairman of the Board, Chief
-----------------------                      Executive Officer (principal
J. Edward Coleman                            executive officer) and Director

/s/ Janet Brutschea Haugen                   Senior Vice President and Chief
--------------------------                   Financial Officer (principal
Janet Brutschea Haugen                       financial officer)

/s/ Scott Hurley                             Vice President and Corporate
----------------------                       Controller (principal accounting
Scott Hurley                                 officer)

/s/ Henry C. Duques                          Lead Director
-------------------
Henry C. Duques

/s/ J.P. Bolduc                              Director
---------------
J.P. Bolduc

/s/ Craig A. Conway                          Director
-------------------
Craig A. Conway

/s/ James J. Duderstadt                      Director
------------------------
James J. Duderstadt

/s/ Matthew J. Espe                          Director
----------------------
Matthew J. Espe

/s/ Denise K. Fletcher                       Director
----------------------
Denise K. Fletcher

/s/ Edwin A. Huston                          Director
-------------------
Edwin A. Huston

/s/ Clayton M. Jones                         Director
----------------------
Clayton M. Jones

/s/ Leslie F. Kenne                          Director
----------------------
Leslie F. Kenne

Clay B. Lifflander                           Director
------------------
Clay B. Lifflander

/s/ Theodore E. Martin                       Director
----------------------
Theodore E. Martin

Charles B. McQuade                           Director
------------------
Charles B. McQuade

                                 EXHIBIT INDEX


Exhibit
   No.
-------
   5 Opinion of Nancy Straus Sundheim, Esq. as to the legality of the shares of Common Stock covered by the Registration Statement

   23.1 Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

   23.2           Consent of counsel (included in opinion filed as Exhibit 5)

   24             Power of Attorney (included on the signature page hereof)